UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2022

ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive, Manitowoc, Wisconsin	54220
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 892-9340

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425, under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12, under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 3, 2022, Orion Energy Systems, Inc. (the “Company”) issued a press release announcing the senior management and board of directors composition changes discussed below, and a separate press release announcing the Company’s financial results for its fiscal 2023 first quarter ended June 30, 2022. A copy of each press release is furnished as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Michael W. Altschaefl as Chief Executive Officer

The Company announced today that Michael W. Altschaefl, the Company’s Chief Executive Officer and Board Chair, intends to voluntarily retire from his position as Chief Executive Officer of the Company effective November 10, 2022 (the “Retirement Date”). As described below, Anthony L. Otten, the Company’s current lead independent director, will begin serving as the Company’s independent Board Chair immediately after the Company’s 2022 annual shareholders meeting on August 4, 2022 (“Annual Meeting”). Mr. Altschaefl has served as the Company’s Chief Executive Officer and Board Chair since May 2017 and has served as a member of the Company’s board of directors since October 2009. Mr. Altschaefl will continue to serve as a director of the Company, with an expected retirement date from the board of directors immediately after the Company’s 2023 annual meeting of shareholders. Thereafter, he may provide consulting services to the Company until December 31, 2023.

In conjunction with his announced planned retirement, on August 2, 2022, the Company and Mr. Altschaefl entered into a Voluntary Retirement and Consulting Agreement (the “Retirement Agreement”). Pursuant to the Retirement Agreement, in addition to the continuation of certain health insurance benefits through age 65 for both Mr. Altschaefl and his wife, (i) the Company will pay Mr. Altschaefl his current base salary and other accrued benefits owed to him through the Retirement Date; (ii) Mr. Altschaefl will be entitled to receive a pro-rata fiscal 2023 annual and special bonus to the extent earned by and paid to the Company’s other senior executive officers; and (iii) all of Mr. Altschaefl’s current (A) unvested restricted stock (and any related restricted cash awards) will become fully vested on the Retirement Date, (B) unvested performance share awards will become fully vested on the Retirement Date (with performance share awards deemed fully vested at their “target” level of 66%) and (C) existing stock options that have vested as of the Retirement Date may be exercised by Mr. Altschaefl pursuant to the terms of the individual option award grants. Mr. Altschaefl will be entitled to receive non-employee director compensation for continuing to serve on the board of directors after the Retirement Date. All of Mr. Altschaefl’s unvested restricted stock and restricted cash awards earned after the Retirement Date as a non-employee member of the board of directors will become fully vested upon his retirement from the board of directors.

In connection with Mr. Altschaefl’s retirement and planned transition to a consulting role after he retires from the board of directors, the Company will pay Mr. Altschaefl $300 per hour for his consulting services provided starting after the date Mr. Altschaefl is no longer a member of the board of directors until December 31, 2023.

Under the Retirement Agreement, Mr. Altschaefl agreed to a general release of any claims in favor of the Company and its affiliates and reaffirmed his existing confidentiality, noncompetition and non-solicitation obligations. He also agreed to certain so-called “standstill” restrictions during his consulting period and for two years thereafter.

Appointment of Michael H. Jenkins as new Chief Executive Officer

In conjunction with Mr. Altschaefl’s announced planned retirement, the Company also announced the appointment of Michael H. Jenkins as the Company’s new Chief Executive Officer, effective as of Mr. Altschaefl’s Retirement Date. Mr. Jenkins, age 53, currently serves as the Chief Operating Officer and Executive Vice President of the Company, a position he has held since November 11, 2021. Prior to joining the Company, Mr. Jenkins served as Construction and Consumer Business Director, General Manager - Americas of Bostik, Inc., a global adhesives business, from 2013 until November 2021. Prior to joining Bostik, Mr. Jenkins served as Vice President Sales, Americas - Diversey, and previously, as Vice President Marketing, Americas, for Sealed Air Corporation, a publicly traded integrated cleaning solutions and packaging company, from 2010 to 2012. Prior to 2010, Mr. Jenkins worked for Kohler Co., Master Lock and Illinois Tool Works in a variety of sales and marketing capacities.

In connection with his new appointment, on August 2, 2022, the Company entered into an Amended Executive Employment and Severance Agreement with Mr. Jenkins, effective as of the Retirement Date (the “Amended Employment Agreement”), pursuant to which he will be provided with the following new compensation arrangements: (i) an annual base salary of $425,000; and (ii) a pre-change of control severance multiplier of 1.5x and a post-change of control severance multiplier of 2.0.

Additionally, Mr. Jenkins will receive (i) a new grant of restricted stock with a value of $42,750 (which will increase his total fiscal 2023 target long-term incentive award value to $403,750 from $361,000, or 95% of his new base salary), 75% of which will vest annually pro-rata over a three-year period and 25% of which will be subject to vesting based on the Company’s revenue growth targets over three fiscal years; (ii) a one-time promotion grant of 25,000 shares of restricted stock vesting annually pro rata over a three-year period; (iii) a special fiscal 2023 bonus of either $75,000 or $100,000 if the Company’s revenue for fiscal 2023 meets certain targets; and (iv) an increase in his target fiscal 2023 annual bonus eligibility potential to 90% of his actual base salary paid in fiscal 2023 from 60%.

Board Leadership and Composition Changes

Effective immediately after the Annual Meeting, as described above, the combined position of Chief Executive Officer and Board Chair will be separated and the Company’s lead independent director, Anthony L. Otten, will begin serving as the Company’s independent Board Chair.

In addition, effective on the Retirement Date, the size of the Company’s board of directors will be increased from five to six members and Mr. Jenkins will be appointed to the board of directors as a Class I director to serve an initial term set to expire at the Company’s 2023 annual meeting of shareholders. There are no arrangements or understandings between Mr. Jenkins and any other person pursuant to which Mr. Jenkins was selected as an officer and a director, there are no family relationships between Mr. Jenkins and any other director or other officer of the Company, and there are no transactions in which the Company is a party and in which Mr. Jenkins has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Retirement Agreement and the Amended Employment Agreement are qualified in their entirety by reference to the full text of the Retirement Agreement and the Amended Employment Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 3, 2022, the Company issued a press release announcing the senior management and board of directors composition changes discussed above, and a separate press release announcing the Company’s financial results for its fiscal 2023 first quarter ended June 30, 2022. A copy of each press releases is furnished as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

As previously disclosed in the Company’s proxy statement for the Annual Meeting, Alan Howe, a director since May 2019, has determined not to stand for reelection to the Company’s board of directors at the Annual Meeting because of his extensive board of director commitments at other companies. In connection with Mr. Howe’s decision not to stand for re-election, but in order to ensure the Company may still avail itself of Mr. Howe’s expertise, particularly in connection with evaluating potential acquisitions, the Company entered into a two-year consulting agreement on August 2, 2022 with Mr. Howe effective immediately after his departure from the board of directors after the Annual Meeting (the “Consulting Agreement”). Pursuant to the Consulting Agreement, the Company will pay Mr. Howe a retainer of $25,000 per year to provide his consulting services to the Company and his unvested restricted stock will be allowed to continue to vest over their term as if Mr. Howe remained on the board of directors.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed herewith as Exhibit 10.3, and is incorporated herein by reference.

Item 9.01(d)	Financial Statements and Exhibits.

Exhibit 10.1	Voluntary Retirement and Consulting Agreement, dated as of August 2, 2022 and effective as of November 10, 2022, between Orion Energy Systems, Inc. and Michael W. Altschaefl.

Exhibit 10.2	Amended Executive Employment and Severance Agreement, effective as of November 10, 2022, by and between Orion Energy Systems, Inc. and Michael H. Jenkins.

Exhibit 10.3	Consulting Agreement, dated as of August 2, 2022 and effective as of August 4, 2022, between Orion Energy Systems, Inc. and Alan Howe.

Exhibit 99.1	Press Release of Orion Energy Systems, Inc., dated August 3, 2022.

Exhibit 99.2	Press Release of Orion Energy Systems, Inc., dated August 3, 2022.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date: August 3, 2022	By:	/s/ Michael W. Altschaefl
Michael W. Altschaefl
Chief Executive Officer and Board Chair

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